Exhibit 10.3
PUT AGREEMENT

This Put Agreement (the “Agreement”) is entered into as of March 22, 2006 by and among China-Biotics, Inc., a Delaware corporation (“China-Biotics”), Sinosmart Group Inc., a British Virgin Islands corporation (the “Company”), and the persons and entities listed on the signature pages hereto (the “Shareholders”).

RECITALS

A. Pursuant to a Subscription Agreement dated as of the date hereof (the “Subscription Agreement”) among the Company and the Shareholders, the Shareholders have agreed to purchase, and the Company has agreed to issue to each Shareholder, Ordinary Shares of the Company, $1.00 par value (the “Ordinary Shares”), for aggregate consideration (the “Consideration”) of $5,067,700 (the “Private Placement”).

B.  At the closing of the Private Placement, which is occurring on the same date as the execution and delivery of this Agreement, the Company is directing that a portion of the Consideration be deposited into an escrow account to be released in accordance with the terms that certain Escrow Agreement dated as of the date hereof (the “Escrow Agreement”) among the Company, Chinamerica Fund, L.P. and Gateway National Bank, N.A., as escrow agent (the “Escrow Agent”).

C. Immediately after the consummation of the Private Placement, the Company and the Shareholders are entering into, and consummating the transactions contemplated by, a Securities Exchange Agreement dated as of the date hereof with China-Biotics, Inc. (“China-Biotics”) and the other persons and entities listed on the signature pages thereto, whereby all of the shareholders of the Company are exchanging all of the Ordinary Shares for shares of common stock of China-Biotics (the “Exchange”). In the Exchange, the Shareholders are receiving an aggregate of 1,870,000 shares of common stock of China-Biotics (the “Exchange Shares”).

D. China-Biotics is entering into a Registration Rights Agreement on the date hereof with the Shareholders and certain other parties whereby it will be obligated to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the resale of the Exchange Shares and certain other shares owned by the Shareholders and such other parties.

INTENDING TO BE LEGALLY BOUND, and in consideration of the premises and the mutual representations, warranties, covenants, and agreements contained herein, the parties hereto hereby agree as follows:

1. Put Right.

a. Exercise of Put Right. If China-Biotics does not file the Registration Statement with the SEC on or before April 14, 2006, the Company shall become obligated to purchase all of the Exchange Shares upon delivery of a written notice (the “Purchase Notice”) from Chinamerica Fund, L.P. to the Escrow Agent in the form of Exhibit C to the Escrow Agreement, with a copy to China-Biotics. The purchase price (the “Purchase Price”) for the Exchange Shares purchased pursuant to this Section 1 shall be $5,059,842.

b. Payment of Purchase Price. Upon the valid delivery of a Purchase Notice hereunder (i) all voting rights and other rights with respect the Exchange Shares shall transfer to China-Biotics, (ii) Preston Gates & Ellis LLP will automatically be irrevocably authorized to deliver any certificates representing the Exchange Shares in its possession to China-Biotics and (iii) China-Biotics shall deliver to the Company any other certificates representing the Exchange Shares not in the possession of Preston Gates & Ellis LLP. As set forth in the Escrow Agreement, upon delivery to the Escrow Agent of the Purchase Notice signed by Chinamerica Fund, L.P., the Escrow Agent shall disburse cash to the persons set forth in the Purchase Notice in an aggregate amount equal to the Purchase Price (or such lesser amount as remains in the escrow account established pursuant thereto).

2. Delivery of Purchase Notice. Each Shareholder agrees that Chinamerica Fund, L.P. is hereby authorized to deliver a Purchase Notice on its behalf to the Escrow Agent and China-Biotics exercising the put right evidenced herein with respect to all of the Exchange Shares it owns if China-Biotics does not file the Registration Statement with the SEC on or before April 14, 2006, and that China-Biotics may rely on any Purchase Notice delivered by Chinamerica Fund, L.P. as evidence of such Shareholder’s desire and intent to exercise such put right with respect to such Exchange Shares.

3. Amendment and Modification. Subject to applicable law, this Agreement may be amended, supplemented or modified only in a writing duly executed by all of the parties hereto.

4. Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the Company and China-Biotics, on the one hand, and the Shareholders, on the other, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy shall preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent shall be given in writing in the same manner as for waivers of compliance.

5. No Third Party Beneficiaries. Nothing in this Agreement shall entitle any person or entity (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

6. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing pursuant to the notice provisions set forth in Section 17 of the Subscription Agreement.

7. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties.

8. Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the internal substantive laws of Delaware (without regard to the laws of conflict that might otherwise apply) as to all matters, including matters of validity, construction, effect, performance and remedies.

9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10 Headings. The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

11 Entire Agreement. This Agreement, the Escrow Agreement and any other writings referred to in this Agreement together they embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement.

12 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by an governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SINOSMART GROUP INC.	CHINA-BIOTICS, INC.

/s/ Song Jinan	/s/ Song Jinan
SONG JINAN	Song Jinan
Title: Director	Chief Executive Officer and President

Chinamerica Fund, L.P.	Chinamerica Sino-biotics Acquisition, LLC

By: Chinamerica Partners, LP Its General Partner By: Chinamerica Holdings, LLC Its General Partner	By: Chinamerica Holdings, LLC Its Manager

/s/ Beau Johnson	/s/ Beau Johnson
Name: Beau Johnson Title: Manager	Name: Beau Johnson Title: Manager

Pope Investments LLC	Halter/Pope USX China Fund
Pope Asset Managment

/s/ William P. Wells	/s/ Stephen Parr
Name: William P. Wells Title: Member	Name: Stephen Parr Title: President

BFS US Special Opportunities Trust PLC	Renaissance US Growth Investment Trust PLC
By: RENN Capital Group, Inc. Its Investment Advisor	By: RENN Capital Group, Inc. Its Investment Advisor

/s/ Russell Cleveland	/s/ Russell Cleveland
Name: Russell Cleveland Title: President	Name: Russell Cleveland Title: President

Matt Hayden

/s/ Matt Hayden

[Signature Page to Put Agreement]